SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 15, 2011

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2011, in connection with the funding of the term loan facility under the Credit Agreement described below, (i) the Credit Agreement, dated as of May 25, 2006 (as amended prior to the date hereof, the “2006 Agreement”), among VML US Finance LLC (the “Borrower”) and Venetian Macau Limited (“VML”), indirect subsidiaries of Las Vegas Sands Corp. (“LVSC”), the financial institutions listed on the signature pages thereof, the Bank of Nova Scotia (“Scotia Capital”), as administrative agent for the lenders, Banco Nacional Ultramarino, S.A. (“BNU”) and Sumitomo Mitsui Banking Corporation (“Sumitomo”), as co-documentation agents for the lenders, and Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Citigroup Global Markets, Inc., as co-syndication agents for the lenders and joint lead arrangers and joint bookrunners, and all related security interests were terminated and all amounts outstanding thereunder were repaid, and (ii) the Credit Agreement, dated as of May 17, 2010 (the “2010 Agreement”), among Venetian Orient Limited (“VOL”), the financial institutions listed on the signature pages thereof, Scotia Capital, as administrative agent for the lenders, Goldman Sachs Lending Partners LLC (“GSLP”), BNP Paribas, Hong Kong Branch (“BNPHK”), Citibank, N.A., Citigroup Global Markets Asia Limited (“CGM”), Citigroup Financial Services Limited and Citibank, N.A., Hong Kong Branch (“CHK”), UBS AG Hong Kong Branch, Barclays Capital, the investment banking division of Barclays PLC (“Barclays”), Bank of China Limited, Macau Branch (“BOC”) and Industrial and Commercial Bank of China (Macau) Limited (“ICBC”), as global coordinators and bookrunners and, with the exception of BOC and ICBC, co-syndication agents for the lenders, and BNU, DBS Bank Ltd. (“DBS”) and Oversea-Chinese Banking Corporation Limited (“OCBCL”), as mandated lead arrangers and bookrunners, and all related security interests were terminated and all amounts outstanding thereunder were repaid.

The 2006 Agreement, as amended, provided for revolving loans of US$700,000,000, term B delayed draw loans of US$700,000,000, term B funded loans of US$1,800,000,000 and local term loans of the equivalent of US$100,000,000 in Macau Patacas (“MOP”).  The 2010 Agreement provided for revolving loans of US$250,000,000, TLF I loans of US$750,000,000 and TLF II loans of US$750,000,000.  Certain of the arrangers, agents and lenders party to the 2006 Agreement and the 2010 Agreement have performed investment banking, financial advisory, lending and/or commercial banking services for LVSC, VML, VOL and/or the Borrower and their respective affiliates from time to time, for which they have received customary compensation for such services, and may continue to do so in the future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on September 22, 2011, the Borrower and VML entered into a Credit Agreement (the “Credit Agreement”), effective as of September 21, 2011, providing for up to US$3,700,000,000 (or the equivalent in Hong Kong dollars (“HK$”) or MOP) of term loan and revolving loan facilities with BOC, as administrative agent for the lenders, Goldman Sachs (Asia) L.L.C. and GSLP, Bank of America, N.A., BOC, Barclays, BNPHK, CGM and CHK, Commerzbank AG, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Singapore Branch, ICBC, ING Capital L.L.C., ING Bank N.V., Singapore Branch, Sumitomo, UBS Securities LLC and United Overseas Bank Limited, as global coordinators and bookrunners for the facilities and as co-syndication agents for the lenders (collectively, the “Global Coordinators”), and BNU, DBS, OCBCL, Scotia Capital and Wing Lung Bank LTD., Macau Branch, as lead arrangers (collectively, the “Lead Arrangers”), and the lenders party thereto from time to time.

On November 15, 2011 (the “Closing Date”), the initial funding conditions with respect to the Credit Agreement were satisfied, and the Borrower borrowed the U.S. dollar equivalent of approximately US$3,200,000,000 under the term loan facility.  The proceeds of the term loan borrowings were used to refinance outstanding indebtedness of VML and certain of its subsidiaries as described above in Item 1.02 and to pay certain fees, expenses and accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 21, 2011

LAS VEGAS SANDS CORP.

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Executive Vice President and Chief Financial Officer